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                                                                    EXHIBIT 12.1

         Statement Re: Computation of Ratio of Earnings to Fixed Charges
                      (amounts in thousands, except ratios)

                                                                                     Year Ended December 31,
                                                First Half Ended  ------------------------------------------------------------
                                                  June 28, 2003     2002       2001(1)      2000(1)      1999(1)      1998(1)
                                                ----------------  --------     --------     --------     --------     --------
Pre-tax income from continuing
   operations .................................      $ 23,707     $ 39,166     $ 45,205     $ 63,526     $ 86,793     $ 99,690
                                                     ========     ========     ========     ========     ========     ========

Fixed Charges:
   Interest expense ...........................      $  1,216     $  1,885     $  4,968     $  1,140     $      0     $      0
   Amortized premiums .........................           191           61           61           61           30            0
   Interest component of rental expense(2) ....           219          479          692          648          572          553
                                                     --------     --------     --------     --------     --------     --------
Total Fixed Charges ...........................      $  1,626     $  2,425     $  5,721     $  1,849     $    602     $    553
                                                     ========     ========     ========     ========     ========     ========
Pre-tax income from continuing
   operations plus fixed charges ..............      $ 25,333     $ 41,591     $ 50,926     $ 65,375     $ 87,395     $100,243
                                                     ========     ========     ========     ========     ========     ========

Ratio of Earnings to Fixed Charges ............         15.6x        17.2x         8.9x        35.4x       145.3x       181.3x

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(1)  We have adopted Statement of Financial Accounting Standards No. 142,
     "Goodwill and Other Intangible Assets," effective with our year beginning January 1, 2002, which resulted in a pre-tax, non-cash goodwill impairment loss of $16.8 million for the year ended December 31, 2002. If we had adopted this accounting change beginning January 1, 1998 and had not amortized our goodwill as under current accounting policies, the ratio of earnings to fixed charges would have been 182.9x, 147.0x, 36.2x, and 9.5x for the years ended December 31, 1998, 1999, 2000, and 2001, respectively.
(2)  Represents appropriate portion (1/3) of rental expense.





          Computation of Pro-Forma Ratio of Earnings to Fixed Charges


                                                             Year Ended December 31,
                                                   --------------------------------------------
                                                     2001       2000        1999         1998
                                                   -------     -------     -------     --------
Pro-forma pre-tax income from
   continuing operations ......................    $48,863     $65,162     $87,823     $100,569
                                                   =======     =======     =======     ========
Fixed Charges:
   Interest expense ...........................    $ 4,968     $ 1,140     $    --     $     --
   Amortized premiums .........................         61          61          30           --
   Interest component of rental expense(1) ....        692         648         572          553
                                                   -------     -------     -------     --------
Total Fixed Charges ...........................    $ 5,721     $ 1,849     $   602     $    553
                                                   =======     =======     =======     ========
Pro-forma pre-tax income from continuing
   operations plus fixed charges ..............    $54,584     $67,011     $88,425     $101,122
                                                   =======     =======     =======     ========

Pro-Forma Ratio of Earnings to Fixed Charges ..        9.5        36.2       147.0        182.9
                                                   =======     =======     =======     ========


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(1)  Represents appropriate portion (1/3) of rental expense.